Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412    2,004,224,071
DEUTSCHE BANK SECURITIES, INC.              13-2730328    1,392,289,347
BANK OF AMERICA SECURITIES LLC              56-2058405    1,337,786,070
BNP PARIBAS SECURITIES CORP.                13-3235334    1,303,192,047
PREBON SECURITIES (USA) INC.                13-3431785    1,096,120,300
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      866,585,217
WELLS FARGO BANK                            41-0449260      870,345,872
JPMORGAN CHASE & CO.                        13-3224016      696,168,685
MORGAN STANLEY CO INCORPORATED              13-2665598      698,060,421
RBS SECURITIES, INC.                        13-3272275      702,295,133






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412       99,979,729
DEUTSCHE BANK SECURITIES, INC.              13-2730328       38,507,100
BANK OF AMERICA SECURITIES LLC              56-2058405       35,292,297
BNP PARIBAS SECURITIES CORP.                13-3235334        3,545,034
PREBON SECURITIES (USA) INC.                13-3431785                0
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       16,470,609
WELLS FARGO BANK                            41-0449260        3,362,110
JPMORGAN CHASE & CO.                        13-3224016       78,828,018
MORGAN STANLEY CO INCORPORATED              13-2665598       21,418,989
RBS SECURITIES, INC.                        13-3272275          241,119




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    13,032,570,329 D. Total Sales: 415,814,667

                               SCREEN NUMBER : 12